HGS INVESTOR OVERVIEW May 2012 Exhibit (a)(15)

2
NOTE REGARDING
FORWARD-LOOKING STATEMENTS
This presentation includes statements that are forward-looking. These forward-looking statements include those regarding our expectations for BENLYSTA ® , darapladib, and other assets, business goals for 2012, and our financial guidance. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this presentation, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
Some important factors that could cause our actual results to differ from our expectations in these forward-looking statements include: our lack of commercial experience and dependence on the sales growth of BENLYSTA; any failure to commercialize BENLYSTA successfully; the occurrence of adverse safety events with our products; changes in the availability of reimbursement for
BENLYSTA; the inherent uncertainty of the timing, success of, and expense associated with, research, development, regulatory approval and commercialization of pipeline products, including darapladib, and new indications for existing products; uncertainty as to the future success of darapladib and GSK’s ability to develop and commercialize darapladib; substantial competition in our industry, including from branded and generic products; the highly regulated nature of our business; uncertainty regarding our intellectual property rights and those of others; the ability to manufacture at appropriate scale, and in compliance with regulatory requirements, to meet market demand for our products; our substantial indebtedness and lease obligations; our dependence on collaborations over which we may not always have full control; foreign exchange rate valuations and fluctuations; the impact of our acquisitions and strategic transactions; changes in the health care industry in the U.S. and other countries, including government laws and regulations relating to sales and promotion, reimbursement and pricing generally; significant litigation adverse to the company, including product liability and patent infringement claims; our ability to attract and retain key personnel; increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions; risks and uncertainties associated with the tender offer by GlaxoSmithKline plc (the “Offer”); the outcome of any litigation related to the Offer or any other offer or proposal; and the Board’s recommendation to the stockholders concerning the Offer or any other offer or proposal.
The foregoing list sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.
Without limiting the generality of the foregoing, this presentation includes projected information with respect to patient share, revenues and earnings before interest and taxes from BENLYSTA which may or may not occur because of the factors described above or because physician and market acceptance of BENLYSTA does not occur as projected or the costs associated with
BENLYSTA are higher than expected. In 2012, HGS plans to initiate Phase 3 clinical trials for BENLYSTA in vasculitis and active lupus nephritis and there can be no assurance that the clinical trials will be successful, that the necessary approvals for commercialization will be received, that even if approved the results of the clinical trials will support a market opportunity of the size presented or that the revenue projections for BENLYSTA in vasculitis and active lupus nephritis will be realized in the time presented or at all. In addition, the presentation includes information regarding potential market opportunities for, and revenue, costs and the value to HGS from, darapladib. Darapladib is currently in Phase 3 clinical trials and there can be no assurance that the clinical trials will be successful, that the necessary approvals for commercialization will be received, that even if approved the results of the clinical trials will support a market opportunity of the size presented or that the revenue, costs or value projections for darapladib will be realized or incurred in the time presented or at all. HGS cannot guarantee or be assured of its future performance.
HGS, Human Genome Sciences, and BENLYSTA are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.
IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS
This presentation does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by GlaxoSmithKline plc through its wholly owned subsidiary, H. Acquisition Corp., HGS has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF HGS ARE URGED TO
READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN
IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of these documents free of charge at the SEC’s website at www.sec.gov. HGS also will provide a copy of these materials without charge on its website at www.hgsi.com, or stockholders may call HGS’ Information Agent, Innisfree M&A Incorporated, toll-free at 877-717-3926.

EXECUTIVE SUMMARY:
HGS HAS SIGNIFICANT VALUE IN ITS ASSETS,
OPERATIONS, AND GROWTH OPPORTUNITIES
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• BENLYSTA is a novel product targeting a ~$7+ billion U.S. SLE market opportunity
• Growing physician and patient experience will accelerate
BENLYSTA adoption
• Beyond SLE, BENLYSTA may play an important role in a range of autoimmune diseases
BENLYSTA
has
Substantial
Growth
Opportunities
• Pipeline treatments under development may provide additional upside
• Darapladib addresses a multi-billion dollar market opportunity and
HGS has substantial financial rights
• GSK’s financial commitment to darapladib underscores its
significant potential
Robust
Pipeline,
Including
darapladib
• GSK or another party may realize more value than HGS from the acceleration of $2.6 billion in NOLs and R&D tax credits
• GSK has stated publicly that it believes the acquisition of the
Company will generate cost synergies of $200 million
• GSK or other acquirers may have opportunities for other tax efficiencies
Substantial
Value Creating
Opportunities
from a
Business
Combination

GlaxoSmithKline (GSK) has Launched an Unsolicited Tender Offer
• The Offer price of $13.00 is inadequate and does not capture HGS’ inherent value and growth opportunities
• The Offer price does not reflect the benefits of a business combination with GSK
• GSK timed the Offer opportunistically to capitalize on recent share price dislocation and capture for itself the significant upside opportunity from value-driving products, including
BENLYSTA and darapladib
HGS has Rejected GSK’s Offer
• The Board has thoroughly reviewed the Offer with the assistance of the Company’s management and legal and financial advisors
• The Board has unanimously determined that the Offer is inadequate, undervalues the
Company and is not in the best interest of Shareholders
The Board has Instructed HGS Management, with the Assistance of
HGS Advisors, to Explore Strategic Alternatives to Maximize
Shareholder Value
• Even though HGS invited GSK to participate, GSK chose to bypass the process and commenced the unsolicited offer
STATUS UPDATE
4

Compelling Value Proposition
• Unmet medical need with motivated patients seeking a solution
• Proven efficacy, established safety profile, and positive clinical experience
• Strong projected patient share by rheumatologists
BENLYSTA IS A BLOCKBUSTER IN THE MAKING WITH
RHEUMATOLOGISTS PROJECTING 24% PATIENT
SHARE
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Source: Q1 / 2012 SLE ATU & Chart Audit (fielded 03/02/12-04/02/12 by ZS Associates)
Note: Peak patient share assumes ~375k patients with SLE (systemic lupus erythematosus) treated by rheumatologists in peak sales year of 2025.
1

BENLYSTA HAS SIGNIFICANT LONG-TERM
POTENTIAL (POTENTIAL WORLDWIDE PEAK SALES
BETWEEN $2.8-$3.5 BN)
6
• HGS revenue represents 100% of U.S. sales and 50% of ex-U.S. operating profit
• HGS pays 50% of U.S. gross profit to GSK and splits global R&D and commercial costs 50/50
Illustrative 11% Market Share
Illustrative
Time Period
2015 2020 2025
Worldwide Revenue
$ 1.0 $ 2.5 $ 2.8
SLE IV / SubQ
formulations
$ 1.0 $ 1.8 $ 2.0
Late Stage Pipeline
(Lupus Nephritis,
Vasculitis)
- $ 0.7 $ 0.8
Worldwide EBIT
$ 0.4 $ 1.8 $ 2.3
HGS Revenue
$ 0.8 $ 2.0 $ 2.3
HGS Share of EBIT
$ 0.2 $ 0.9 $ 1.1
Note:  $ in billions. Peak patient share assumes ~375k patients with SLE (systemic lupus erythematosus) treated by rheumatologists in peak sales year of 2025.
Projections are not risk adjusted.
Illustrative 15% Market Share
Illustrative
Time Period
2015 2020 2025
Worldwide Revenue
$ 1.6 $ 3.2 $ 3.5
SLE IV / SubQ
formulations
$ 1.6 $ 2.5 $ 2.7
Late Stage Pipeline
(Lupus Nephritis,
Vasculitis)
- $ 0.7 $ 0.8
Worldwide EBIT
$ 0.8 $ 2.2 $ 3.0
HGS Revenue
$ 1.2 $ 2.5 $ 2.9
HGS Share of EBIT
$ 0.4 $ 1.1 $ 1.5

• If approved, darapladib would provide a new option for reducing risk of cardiovascular events
• Phase 3 clinical trials are led by GSK with initial data expected as early as 2013
• PLAC test, approved by FDA to assess risk of plaque-associated cardiovascular events, could facilitate initial adoption curve for darapladib
• Summary of third-party market opportunity analysis 1 :
– Interviews and surveys of 21 thought leaders, 66 cardiologists and 71 primary care physicians
– Key variables for assessing darapladib market penetration include variation in trial outcome and addressable patient populations
– Annual pricing per patient: $1,390 in 2016 (comparable to branded statin price)
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Source:  Consulting study commissioned by HGS on 20-Apr-2012
1 Consulting study estimates 50% likelihood of positive trial outcomes. The information above assumes darapladib is approved for commercialization.
DARAPLADIB IS A MULTI-BILLION DOLLAR
OPPORTUNITY
2

Statins Platelet inhibitor ARBs and ARB combos
Examples Lipitor
Crestor
Zocor
Plavix Diovan
Cozaar
Micardis
Benicar
MOA HMG-CoA reductase inhibitors Inhibitor of P2Y12 platelet activation and aggregation
Block activation of Angiotensin II
AT1 receptors
CV risk
reduction
(1)
Reduce non-fatal CV events with high-
dose statins
Reduce MI or stroke Reduce CV events in left ventricular
dysfunction or HF patients
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$19.5
$9.7
$22.4
Branded statins Plavix Branded ARBs
($ in billions)
(1) Statins: TNT, IDEAL, PROVE IT-TIMI-22 and A-to-Z studies; Plavix: prescribing information; ARBs: LIFE, VALUE, Kyoto Heart study, ONTARGET,
TRANSCEND, VALIANT, OPTIMAAL, ELITE II, CHARM studies
(2) Peak Sales year of branded statins: 2011; Plavix: 2011; branded ARBs: 2010
Worldwide comparable CV therapeutic sales (2)
REVIEW OF WORLDWIDE SALES OF COMPARABLE
CARDIOVASCULAR THERAPEUTICS

• HGS has substantial financial rights to darapladib representing ~1/3 of darapladib operating income
A) HGS receives a 10% royalty on worldwide sales
B) HGS has the option to co-promote in North America and Europe
— Option is exercisable after NDA is filed by GSK
— Option represents profit share of 20%
— HGS is responsible for 20% of promotion expenses upon exercise of option
DARAPLADIB REPRESENTS A SIGNIFICANT UPSIDE
OPPORTUNITY FOR HGS SHAREHOLDERS

2

A) HGS 10% ROYALTY REQUIRES NO INVESTMENT
FROM HGS, BUT WILL CONTRIBUTE SIGNIFICANT
VALUE IF DARAPLADIB IS APPROVED
10
1
Assumes 207mm fully diluted shares for illustrative purposes only as of 21-May-2012.
Note: Assumes illustrative 10% discount rate over projection period through 2025. Assumes illustrative tax rate of 37.5%.
2

B) 20% CO-PROMOTION AND PROFIT SHARING
OPTION REPRESENT SIGNIFICANT, ADDITIONAL
UPSIDE OPPORTUNITY
Illustrative Breakeven for darapladib 20% Co-Promotion Option
1
Assumes 207mm fully diluted shares for illustrative purposes only as of 21-May-2012.
Note: Assumes illustrative 10% discount rate over projection period through 2025. HGS estimates total post-NDA commercialization preparation expenses of
~$200mm and annual commercialization expenses  of ~$600mm per year in near term and ~$300mm per year as product approaches patent expiry for illustrative purposes only. Assumes illustrative tax rate of 37.5%.
Value to HGS with darapladib 20% Co-Promotion Option ($ billions)
Peak Sales $1 billion $2.5 billion $5 billion $10 billion $15 billion
Net Present Value
$(0.2) $0.1 $0.9 $2.2 $4.2
Value per Share 1
NA $ 0.59 $ 4.55 $ 10.63 $ 20.17
2

IF DARAPLADIB IS SUCCESSFUL, THE COMBINED
VALUE OF THE 10% SALES ROYALTY AND THE 20%
CO-PROMOTION / PROFIT SHARING OPTION IS
SIGNIFICANT FOR HGS SHAREHOLDERS
1
Assumes 207mm fully diluted shares for illustrative purposes only as of 21-May-2012.
Note: Assumes illustrative 10% discount rate over projection period through 2025. HGS estimates total post-NDA commercialization preparation expenses of
~$200mm and annual commercialization expenses  of ~$600mm per year in near term and ~$300mm per year as product approaches patent expiry for illustrative purposes only. Assumes illustrative tax rate of 37.5%.
2

GSK INVESTOR PRESENTATIONS HIGHLIGHT RIGOROUS CAPITAL ALLOCATION AND FOCUS ON ROI WITHIN R&D Source: GSK investor presentation from March 2012 13 2

GSK LIKELY BELIEVES DARAPLADIB IS HIGHLY
VALUABLE IF IT IS LIKELY SPENDING UPWARDS OF $750
MILLION ON THE DARAPLADIB PHASE 3 PROGRAMS
14
Illustrative darapladib Trial Cost
STABILITY Trial Patients ~16,000
SOLID Trial Patients ~13,000
Total Patients ~29,000
Phase 3 Average Cost per Patient ~$26,500
1
Total Trial Cost $0.8 billion
Future Value of Costs in 2016 $1.3 billion
2
• ~29,000 patients are to be enrolled in
STABILITY and SOLID
• Average clinical trial costs of ~$26,500
per patient suggest phase 3 darapladib
costs of $0.8 billion
• The future value of those costs in 2016
is $1.3 billion
• Would expect GSK to believe that the
probability un-adjusted value is
substantially greater than $1.3 billion
1
Estimate per HGS.
2
Assumes return on investment of 14% for phase 3 costs between 2009 and 2014. GSK has committed to a target IRR of 14%. Does not include tax impact for illustrative purposes only.
2

• $2.6 billion in net operating loss carryforwards (“NOLs”) and R&D tax credits
• GSK or another party may realize more value from the NOLs and R&D tax credits than HGS by using such NOLs and credits sooner through offset against other profits in the U.S., subject to certain limitations in the Code
• HGS’ NOLs and credits may be worth approximately $3 - $4 per share to an acquirer
• Certain acquirers may have opportunities for other tax efficiencies
NOLs AND OTHER POTENTIAL TAX SAVINGS TO
THIRD PARTIES MAY BE SUBSTANTIAL

3

SYNERGY OPPORTUNITIES REPRESENT
SIGNIFICANT VALUE

Note: 10% discount rate over projection period through 2025. Assumes 207mm fully diluted shares for illustrative purposes only as of 21-May-2012. GSK publicly announced that the company expects to achieve at least $200 million in cost synergies to be fully realized by 2015.
Illustrative Incremental Value per Share of Synergy Opportunities
Illustrative Tax Rate of Acquirer
$ 4.77
25.0% 30.0% 35.0%
$ 100 $ 2.75 $ 2.57 $ 2.38
$ 150
$ 4.12 $ 3.85 $ 3.57
$ 200
$ 5.50 $ 5.13 $ 4.77
$ 250 $ 6.87 $ 6.42 $ 5.96
3

HGS HAS SIGNIFICANT VALUE IN ITS ASSETS,
OPERATIONS, AND GROWTH OPPORTUNITIES

• BENLYSTA is a novel product targeting a ~$7+ billion U.S. SLE market opportunity
• Growing physician and patient experience will accelerate
BENLYSTA adoption
• Beyond SLE, BENLYSTA may play an important role in a range of autoimmune diseases
BENLYSTA
has
Substantial
Growth
Opportunities
• Pipeline treatments under development may provide additional upside
• Darapladib addresses a multi-billion dollar market opportunity and
HGS has substantial financial rights
• GSK’s financial commitment to darapladib underscores its
significant potential
Robust
Pipeline,
Including
darapladib
• GSK or another party may realize more value than HGS from the acceleration of $2.6 billion in NOLs and R&D tax credits
• GSK has stated publicly that it believes the acquisition of the
Company will generate cost synergies of $200 million
• GSK or other acquirers may have opportunities for other tax efficiencies
Substantial
Value Creating
Opportunities
from a
Business
Combination